UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2023

Fresh2 Group Limited
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-39137	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 5TH AVE STE 2416 NEW YORK, United States	NY 10019-6108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 917-397-6890

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American depositary shares (each representing 20 Class A ordinary shares, par value US$0.01 per share)	FRES	Nasdaq Capital Market
Class A ordinary share, par value US$0.01 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to the December 2022/January 2023 Agreements

As previously reported, in December 2022 and January 2023, Fresh2 Group Limited (the “Company”) entered into investment agreements with several third party investors, whereby the investors purchased 29,714,279 newly issued Class A ordinary shares (1,485,714 American Depositary Shares or “ADSs”) of the Company at a price of $0.175 per ordinary share or $3.50 per ADS (1:20 ADS-to-share ratio), for a total purchase price of $5.2 million. For each Class A ordinary share purchased, the investors were to receive two warrants with each warrant to purchase one Class A ordinary share at an exercise price of $0.21 per ordinary share (2,971,428 ADS an at exercise price of $4.20 per ADS). The warrants were to be exercisable within 2 years from the date of issuance. On March 8, 2023, two additional third-party investors invested an additional $205,000 under the same terms (collectively referred to as the “Transactions”).

From December 2023 to March 2024, the Company entered into an Amendment to Share Purchase Agreement (the “Amendment No.1”) and a Supplemental Agreement (the “Supplemental Agreement No.1”) with each of the investors of the Transactions, whereby the Company agreed to issue an additional 46,328,557 Class A ordinary shares to the investors and the investors agreed to terminate their rights to receive the warrants. As of the effective date of the Amendments and the Supplemental Agreements, the Company had not issued any warrants to the investors. As of March 19, 2024, the Company had issued all of the additional 46,328,557 Class A ordinary shares to the investors.

The foregoing description of the Amendment No.1 and the Supplemental Agreement No. 1 does not purport to be complete and is qualified in its entirety by reference to the agreements, the forms of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Amendment to the June 2023 Agreement

As previously reported, June 2, 2023, the Company entered into an agreement with Applegreen LLC (“Applegreen”), under which Applegreen agreed to purchase 22,000,000 Class A ordinary shares and warrants to purchase 22,000,000 Class A ordinary shares at an aggregate purchase price of US$4.4 million. The warrants are exercisable within 2 years from the date of issuance and have an exercise price of US$4.20. The transaction closed on June 2, 2023 with Applegreen purchasing 19,500,000 Class A ordinary shares and warrants to purchase 19,500,000 Class A ordinary shares for $3.9 million. After the closing, Applegreen transferred the aforesaid shares and warrants to two individual investors, Qin Hong and Danni Zhang.

On March 13, 2024, the Company entered into an amendment to the Applegreen agreement (the “Amendment No.2”) and a Supplemental Agreement (the “Supplemental Agreement No.2”), as well as a Share Purchase Agreement with each of the two investors (the “Share Purchase Agreement”), whereby the Company agreed to issue an additional 91,928,571 Class A ordinary shares to the two investors and the two investors agreed to terminate their rights to receive the warrants. On March 19, 2024, the Company issued the additional 91,928,571 Class A ordinary shares to the two investors. As a result, Qin Hong and Danni Zhang acquired 40,000,000 and 71,428,571 shares of the Company, respectively.

The foregoing description of the Amendment No.2, the Supplemental Agreement No.2, and the Share Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the agreements, the forms of which are filed as Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6 hereto and are incorporated herein by reference.

Item 3.02. Unregistered sales of equity securities.

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

Exhibit No	Document
10.1	Form of Amendment to Share Purchase Agreement
10.2	Form of Supplemental Agreement
10.3	Amendment to Share Purchase Agreement, dated March 13, 2024
10.4	Supplemental Agreement, dated March 13, 2024
10.5	Share Purchase Agreement with Qin Hong, dated March 13, 2024
10.6	Share Purchase Agreement with Danni Zhong, dated March 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2024	Fresh2 Group Limited

	By:	/s/ Haohan Xu
	Name:	Haohan Xu
	Title:	Chief Executive Officer

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